Exhibit 10.68

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT, dated as of February 28, 2008 (this “Agreement”), between Assured Guaranty Ltd., a Bermuda company (the “Company”), and WLR Recovery Fund IV, L.P., a Delaware limited partnership (the “Investor”).

WHEREAS, the Company proposes to issue and sell to the Investor $250,000,000 of its common shares, par value $0.01 per share (the “Common Shares”), on the terms and subject to the conditions set forth herein; and

WHEREAS, the Investor proposes to grant to the Company an option to cause the Investor to purchase from time to time additional Common Shares with an aggregate purchase price of $750,000,000, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE OF INITIAL SHARES

1.1           Purchase and Sale of Initial Shares.  On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will issue and sell to the Investor or cause Assured Guaranty US Holdings Inc. (“AGUS”) to sell, a number of Common Shares (the “Initial Shares”) equal to the quotient of $250,000,000 (the “Initial Investment”) divided by the Initial Price (defined below).  The “Initial Price” will be 97% of the average of (A) $22.43 and (B) the average of the closing prices of a Common Share on the New York Stock Exchange (“NYSE”) on February 29, 2008 and March 3, 2008.  The Initial Price will in no event be less than $21.76.  For example, if the closing price of a Common Share on February 29, 2008 were $26.00 and the closing price of a Common Share on March 3, 2008 were $24.00, the Initial Price would be calculated as follows:  ($22.43 + (($26+$24)/2))/2 = $23.715 and the Initial Price would be $23.004 (i.e, 97% of $23.715).

1.2           Initial Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 1.4 of this Agreement, the closing of the purchase of the Initial Shares (the “Initial Closing”) shall occur as promptly as practicable but in no event later than the third business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions set forth in Section 1.4 of this Agreement to the Initial Closing (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to fulfillment of those conditions), at the offices of Mayer Brown LLP located at 1675 Broadway, New York, New York 10019 or such other location as agreed by the parties. The date of the Initial Closing is referred to as the “Initial Closing Date.”

1.3           Initial Closing Deliveries.  Subject to the satisfaction or waiver of the conditions to the Initial Closing in Section 1.4, at the Initial Closing, the Company will deliver to the Investor (A) certificates representing the Initial Shares (and, if any Initial Shares are to be sold by by

AGUS, share transfer documents in proper form) against (B) payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $250,000,000.

1.4           Conditions to Initial Closing.  (a)      The respective obligations of each of the Investor and the Company to consummate the Initial Closing are subject to the fulfillment or written waiver by the Investor and the Company prior to the Initial Closing of the following conditions:

(i)            all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or competition or merger control laws of other jurisdictions (collectively, “Competition Approvals”), required to consummate the Initial Closing shall have been obtained or made and shall be in full force and effect;

(ii)           no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Initial Closing or shall prohibit or restrict the Investor from owning or voting any Securities (as defined below) and no lawsuit has been commenced by a governmental or regulatory federal, state, local or foreign authority, agency, court, commission or other entity, including a stock exchange and other self-regulatory organization (collectively, “Governmental Entities”) seeking to effect any of the foregoing;

(iii)          all insurance regulatory approvals required to consummate the Closing (the “Insurance Regulatory Approvals”) shall have been obtained or made and shall be in full force and effect, or the Investor and the Company shall have entered into mutually agreed alternative arrangements (such as the delivery of Securities into a voting trust) permitting the Initial Closing to occur pending receipt of Insurance Regulatory Approvals; and

(iv)          the Common Shares to be issued in the Initial Closing pursuant to this Agreement shall have been authorized for listing on the NYSE or such other market on which the Common Shares are then listed or quoted, subject to official notice of issuance.

(b)           The obligation of the Investor to consummate the Initial Closing is also subject to the fulfillment or written waiver by the Investor prior to the Initial Closing of the following conditions:

(i)            the representations and warranties of the Company set forth in this Agreement shall have been true and correct on the date of this Agreement and as of the Initial Closing Date, as though made on and as of the Initial Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as defined below); and the Investor shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

(ii)           the Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date; and the Investor shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

(iii)          Mr. Wilbur Ross shall have been irrevocably appointed, effective immediately after the Company’s 2008 annual general meeting, as a director of the Company for a term expiring at the Company’s 2009 annual general meeting.

(iv)          the subsidiaries of the Company identified below having the following financial strength ratings, with a minimum of a stable outlook:

	Moody’s	S&P	Fitch
Assured Guaranty Corp.	Aaa	AAA	AAA
Assured Guaranty Re Ltd.	Aa2	AA	AA

(v)           since the date of this Agreement, no “person” (as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have acquired, or announced its intention to acquire, “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s Common Shares (determined on a fully diluted basis) (a “Change of Control”); and

(vi)          certification by the Company’s Chief Executive Officer and Chief Financial Officer that since the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K there has not occurred a material adverse change in the credit quality of the Company’s insurance and reinsurance financial guarantee portfolio or investment portfolio.

(c)           The obligation of the Company to consummate the Initial Closing is also subject to the fulfillment or written waiver by the Company prior to the Initial Closing of the following conditions:

(i)            the representations and warranties of the Investor set forth in this Agreement shall have been true and correct on the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect; and the Company shall have received a certificate signed on behalf of the Investor to such effect; and

(ii)           the Investor shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date; and the Company shall have received a certificate signed on behalf of the Investor to such effect.

1.5           Designations of Investors.  Prior to the Initial Closing, WL Ross & Co. LLC (“WLR”) may designate by written notice to the Company one of the entities listed on Exhibit A hereto (the “WLR Funds”) to act as the Investor for purposes of the Initial Closing.  Such notice will state the portion of the Initial Shares to be purchased at the Initial Closing by each such WLR Fund.  To the extent one or more WLR Funds is designated as the Investor for purposes of the Intial Closing, all references to the “Investor” shall include such Funds.  Any such designation shall not relieve WLR Recovery Fund IV, L.P. of its obligations hereunder.

ARTICLE II

PURCHASE OF SUBSEQUENT SHARES

2.1           Option to Sell Subsequent Shares.  On the terms and subject to the conditions set forth herein, the Investor hereby grants the Company the option to cause the Investor to purchase from the Company or AGUS from time to time, a number of Common Shares (the “Subsequent Shares” and, together with the Initial Shares, the “Securities”) having an aggregate purchase price up to $750,000,000.  The number of Common Shares to be purchased pursuant to any Drawdown Notice (as defined below) shall be equal to the quotient of (A) the aggregate dollar amount specified in such Drawdown Notice (a “Subsequent Investment”) divided by (B) 97% of the volume weighted average price of a Common Share on the NYSE for the fifteen (15) NYSE trading days prior to any Drawdown Notice (such 15-day period is referred to herein as the “Pricing Period” and will include the date of the Drawdown Notice if notice is provided after the close of trading on the NYSE) (97% of such average being referred to herein as the “Drawdown Price”).  Until and subject to receipt of the Shareholder Approval (as defined below), notwithstanding the foregoing, the number of Common Shares with respect to which a Drawdown Notice may be delivered, taken together with the Initial Shares, any Subsequent Shares theretofore issued, any Reset Shares (as defined below) theretofore issued and any Pre-Emptive Shares (as defined below) theretofore issued, may not exceed the number of Common Shares that may be issued without approval of the Company’s shareholders pursuant to Rule 312.03(c) of the NYSE Listed Company Manual.  In the event the Company would otherwise be required under Section 5.5(a) to offer to sell Pre-Emptive Shares to the Investor but for Section 5.5(e), the option in this Section 2.1 shall terminate.

2.2           Drawdown Notices.  The option granted hereunder may be exercised at any time and from time to time upon written notice (each a “Drawdown Notice”) by the Company to the Investor, which notice may be given at any time up to and including the one year anniversary of the

Initial Closing (the “Drawdown Notice Period”); provided that the Drawdown Price is (i) not greater than 17.5% above the Initial Price, or (ii) not less than 17.5% below the Initial Price.  For purposes of the foregoing sentence, the volume weighted average price of a Common Share used in calculating the Drawdown Price will be measured independently with respect to each Drawdown Notice and shall be irrespective of the fact that the volume weighted average price of the Common Shares may have exceeded these limitations at any point during the Drawdown Notice Period.  Each Drawdown Notice shall set forth (i) the aggregate dollar amount, which shall not be less than $50 million, as to which the Company is exercising the option, (ii) the Subsequent Closing Date (as defined below), if determinable at the time of the Drawdown Notice which may be after the expiration of the Drawdown Notice Period and which shall not, in any event, be earlier than the Initial Closing Date and (iii) a representation by the Company that (A) during the applicable Pricing Period and for the two NYSE trading days prior thereto there was no material non-public information regarding the Company and (B) during the applicable Pricing Period the Company had not repurchased any Common Shares (except pursuant to employee benefit plans of the Company).

2.3           Subsequent Closings.  Subject to the satisfaction or waiver of the conditions set forth in Section 2.5 of this Agreement, each closing of the purchase of Subsequent Shares (each, a “Subsequent Closing”) shall occur as promptly as practicable but in no event later than the third business day after satisfaction or waiver (by the party entitled to grant such waiver) of the conditions set forth in Section 2.5 of this Agreement to each Subsequent Initial Closing (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to fulfillment of those conditions), at the offices of Mayer Brown LLP located at 1675 Broadway, New York, New York 10019 or such other location as agreed by the parties.  The date of a Subsequent Closing is referred to as a “Subsequent Closing Date.”

2.4           Subsequent Closing Deliveries.  Subject to the satisfaction or waiver of the conditions to a Subsequent Closing in Section 2.5, at each Subsequent Closing, the Company will deliver to the Investor (A) certificates representing the Subsequent Shares to be delivered in respect of such Subsequent Closing (and, if any Subsequent Shares are to be sold by by AGUS, share transfer documents in proper form) against (B) payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company of the aggregate purchase price set forth in the related Drawdown Notice.

2.5           Conditions to Subsequent Closings.  (a)         The respective obligations of each of the Investor and the Company to consummate a Subsequent Closing are subject to the fulfillment or written waiver by the Investor and the Company prior to such Subsequent Closing of the following conditions:

(i)            all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or competition or merger control laws of other jurisdictions, required to consummate such Subsequent Closing shall have been obtained or made and shall be in full force and effect;

(ii)           no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit such Subsequent Closing or shall prohibit or restrict the Investor from owning or voting any Securities and no lawsuit has been commenced by a Governmental Entity seeking to effect any of the foregoing;

(iii)          all Insurance Regulatory Approvals shall have been obtained or made and shall be in full force and effect, or the Investor and the Company shall have entered into mutually agreed alternative arrangements (such as the delivery of Securities into a voting trust) permitting such Subsequent Closing to occur pending receipt of Insurance Regulatory Approvals; and

(iv)          the Common Shares to be issued in such Subsequent Closing pursuant to this Agreement and any Reset Shares, following the approval of the shareholders pursuant to Section 4.2 (“Shareholder Approval”), if required in connection with such Subsequent Closing, shall have been authorized for listing on the NYSE or such other market on which the Common Shares are then listed or quoted, subject to official notice of issuance.

(b)           The obligation of the Investor to consummate a Subsequent Closing is also subject to the fulfillment or written waiver prior to such Subsequent Closing of each of the following conditions:

(i)            the representations and warranties of the Company set forth in this Agreement shall have been true and correct on the date of the Drawdown Notice and as of the Subsequent Closing Date, as though made on and as of the Subsequent Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect; and the Investor shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

(ii)           the Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement on or prior to the Subsequent Closing Date; and the Investor shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

(iii)          the Registration Statement (as defined below) shall have become effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and no stop order suspending the effectiveness of the Registration Statement shall be in effect under the Securities Act and no proceedings for that purpose shall have be pending or, to the knowledge of the Company, contemplated or threatened by the U.S. Securities and Exchange Commission (the “Commission”);

(iv)          the subsidiaries of the Company identified below having the following financial strength ratings, with a minimum of a stable outlook:

	Moody’s	S&P	Fitch
Assured Guaranty Corp.	Aaa	AAA	AAA
Assured Guaranty Re Ltd.	Aa2	AA	AA

(v)           since the date of this Agreement, a Change of Control shall not have occurred; and

(vi)          certification by the Company’s Chief Executive Officer and Chief Financial Officer that since the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K there has not occurred a material adverse change in the credit quality of the Company’s insurance and reinsurance financial guarantee portfolio or investment portfolio.

(c)           The obligation of the Company to consummate a Subsequent Closing is also subject to the fulfillment or written waiver by the Company prior to such Subsequent Closing of the following conditions:

(i)            the representations and warranties of the Investor set forth in this Agreement shall have been true and correct on the date of the Drawdown Notice and as of the Subsequent Closing Date as though made on and as of the Subsequent Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); and the Company shall have received a certificate signed on behalf of the Investor to such effect; and

(ii)           the Investor shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement on or prior to the Subsequent Closing Date; and the Company shall have received a certificate signed on behalf of the Investor to such effect.

2.6           Designations of Investors.  Prior to each Subsequent Closing, WLR may designate by written notice to the Company one or more WLR Funds to act as the Investor for purposes of such Subsequent Closing.  Such notice will state the portion of the Subsequent Shares to be purchased at such Subsequent Closing by each such WLR Fund.  To the extent one or more WLR Funds is designated as the Investor for purposes of a Susequent Closing, all references to the “Investor” shall include such Funds.  Any such designation shall not relieve WLR Recovery Fund IV, L.P. of its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Disclosure.

(a)           “Material Adverse Effect” means, with respect to the Company, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or (2) would or would reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Initial Closing (or, if being measured following the Initial Closing, a Subsequent Closing) and the other transactions contemplated by this Agreement.  “Material Adverse Effect” means, with respect to the Investor, any circumstance, event, change, development or effect that, individually or in the aggregate, would or would reasonably be expected to materially impair the ability of the Investor to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Initial Closing (or, if being measured following the Initial Closing, a Subsequent Closing) and the other transactions contemplated by this Agreement.

(b)           “Previously Disclosed” means information publicly disclosed by the Company in the Commission Reports (as defined below) filed by it with, or furnished to, the Commission and publicly available prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

3.2           Representation and Warranties of the Company.  Except as Previously Disclosed, the Company represents and warrants to the Investor as follows:

(a)           The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as currently conducted and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(b)           Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as currently conducted and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(c)           The authorized share capital of the Company consists of 500,000,000 Common Shares, of which 80,106,317 were outstanding as of February 15, 2008. As of December 31, 2007, there are outstanding options (each, a “Company Stock Option”) to purchase an aggregate of 3,703,231 Common Shares under benefit plans of the Company existing on the date hereof (the “Benefit Plans”).  All of the outstanding Common Shares of the Company have been, and all of the securities to be issued hereunder will be, upon issuance hereunder, duly and validly authorized and issued and are, or will be upon issuance, fully paid and non-assessable. Except (1) as Previously Disclosed or (2) under or pursuant to the Benefit Plans, as of the date of this Agreement there are no outstanding options, warrants or other rights obligating the Company or any subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of the Company or any such subsidiary.

(d)           The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). Subject to receipt of the Competition Approvals, Insurance Regulatory Approvals and the Shareholder Approval, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). Except with respect to the shareholder approval referred to in Section 4.2, no shareholder vote of the Company is required to consummate the transactions contemplated hereby.

(e)           Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation, memorandum of association or bye-laws or similar organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any subsidiary is a party or by which it may be bound, or to which the Company or any subsidiary or any of the properties or assets of the Company or any subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (f) below, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any subsidiary or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Company.

(f)            Other than Competition Approvals, Insurance Regulatory Approvals and the Shareholder Approval, and the securities or blue sky laws of the various states, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration nor termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(g)           As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement cannot, or should not, be obtained.

(h)           (i)            The financial statements, together with the related notes and schedules, of the Company included in the Commission Reports (defined below) comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto.  Such financial statements, together with the related notes and schedules, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(ii)           The audited balance sheets of Assured Guaranty Corp. as of the latest fiscal year end and the related statements of income, shareholders’ equity and cash flows for the year then ended, and their respective annual statements for the fiscal year then most recently ended (the “Insurance Subsidiary Annual Statements”), as filed with the Maryland Insurance Administration, have been prepared in accordance with SAP (as defined below) applied on a consistent basis and present fairly in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended. As used herein, “SAP” means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the Maryland Insurance Administration and applied in a consistent manner throughout the periods involved.

(i)            Since December 31, 2004, the Company timely has filed all reports, proxy statements and other information required to be filed by it pursuant to Section 13(a) of the Exchange Act (the “Commission Reports”).  The Commission Reports, when filed, declared effective, or mailed, as applicable, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Exchange Act. As of the date of this Agreement, there are no outstanding comments from the Commission with respect to any Commission Report.

(j)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of September 30, 2007, and there have been no changes in the Company’s internal control over financial reporting since such time and the Company is not aware of any material weaknesses in its internal control over financial reporting.  The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures.  Except as set forth in the Commission Reports, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes-Oxley Act”).  Each of the Chief Executive Officer and the Chief Financial Officer of the Company (or each former Chief Executive Officer of the Company and each former Chief Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the SEC.

(k)           Neither the Company nor any of its subsidiaries has sustained since September 30, 2007 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as Previously Disclosed; and, since September 30, 2007, there has not been any material decrease in the share capital or capital stock, as the case may be, or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, shareholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole, other than as Previously Disclosed, other than as a result of (A) changes, after the date of this Agreement, in generally accepted accounting principles, (B) changes, after the date of this Agreement, in laws of general applicability or (C) general changes in the economy or the industries in which the Company and its subsidiaries operate (other than changes in the home equity line of credit and “closed-end second” markets), in each case to the extent that such circumstances, events, changes, developments or effects described in the foregoing clauses (A) through (C) do not have a disproportionate effect on the Company and its subsidiaries, taken as a whole (relative to other industry participants) (a “Material Adverse Change”); provided that a Material Adverse Change shall not be deemed to have occurred as a result of (i) after-tax losses of not greater than $100,000,000 on the Company’s home equity line of credit and “closed-end second” exposures or (ii) the effects of mark-to-market adjustments on the Company’s credit default swap contracts.

(l)            Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum of Association or Bye-laws or comparable organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.  The business of the Company and its subsidiaries has been and is being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as Previously Disclosed and except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(m)          Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries, and the Company does not know of any reasonable basis for any such action, suit, proceeding or investigation, that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit, except for such revocation, modification, termination, suspension or other material impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           Except as Previously Disclosed, each of the Company and its insurance subsidiaries is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as presently conducted, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as Previously Disclosed, each of the Company and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as presently conducted, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise Previously Disclosed, none of the Company nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise Previously Disclosed, no insurance regulatory authority has issued to the Company or any subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Company’s subsidiaries, (B) the making of a distribution on any subsidiary’s share capital or from any subsidiary’s contributed surplus, (C) the repayment to the Company of any loans or advances to any of its subsidiaries from the Company, (D) the repayment to the Company of any loans or advances to any of its subsidiaries from the Company, or (E) the transfer of any of the Company’s subsidiary’s property or assets to the Company or any other subsidiary of the Company. Each of the Company, Assured Guaranty US Holdings Inc., Assured Guaranty Re Ltd., Assured Guaranty Re Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Each of the Company, Assured Guaranty Corp., Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax of the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Assured Guaranty Corp., Assured Guaranty Re Ltd. or Assured Guaranty Re Overseas Ltd. or any of their operations or their shares, debentures or other obligations, until 28 March 2016 (subject to certain provisos expressed in such assurance), and the Company has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government.

(p)           The Company does not believe that (1) either the Company or any of its subsidiaries currently should be, or upon the sale of the Securities herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) characterized as a “personal holding company” as defined in Section 542 of the Code, (C) except for Assured Guaranty US Holdings Inc., AG Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., AG Intermediary Inc. and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (D) except for Assured Guaranty Finance Overseas Ltd. , Assured Guaranty (UK) Services Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (2) any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its non-U.S. subsidiaries; provided that the Company makes no representation or warranty as to whether the Investor or any of its affiliates would be treated as owning (directly, indirectly or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its non-U.S. subsidiaries.

(q)           Except as Previously Disclosed, Assured Guaranty Re Ltd. intends to operate in a manner that is intended to ensure that either (i) the related person insurance income of such company does not equal or exceed 20% of such company’s gross insurance income for any taxable year in the foreseeable future or (ii) at all times during each taxable year for the foreseeable future less than 20% of the voting power and less than 20% of the value of the shares of Assured Guaranty Re Ltd. is owned (directly or indirectly) by persons who are (directly or indirectly) insured (each, an “insured”) under any policy of insurance or reinsurance issued by Assured Guaranty Re Ltd. or related persons to any such insured.

(r)            Other than as Previously Disclosed, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)           The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(t)            There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of dividends on the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by any of the Company’s subsidiaries to such subsidiary’s parent company. The Bermuda Monetary Authority has designated the Company, Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. (Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes. Each of the Company and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D)

acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. None of the Company or any of the Bermuda Subsidiaries has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an “exempted company” under Bermuda law.

(u)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries , acting in such capacities, has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(v)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering, or knowingly lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)            Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the Commission thereunder) which might subject the offering, issuance or sale of any of such Securities to the registration requirements of the Securities Act.

(y)           Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither the Company nor any subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary, in connection with this Agreement or the transactions contemplated hereby and thereby.

3.3           Representations and Warranties of the Investor.  Except as Previously Disclosed, the Investor hereby represents and warrants to the Company as follows:

(a)           The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)           The Investor has the partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor and no further approval or authorization by any of the managers, members or partners of the Investor is required.  Subject to such approvals of Governmental Entities as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(c)           Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its organizational document or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the

Investor is a party or by which it may be bound, or to which any of the Investor or any of their properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(d)           Other than Competition Approvals and Insurance Regulatory Approvals, and the securities or blue sky laws of the various states, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration nor termination of any statutory waiting period is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(e)           The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) are acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (4) are each “accredited investors” (as that term is defined by Rule 501 of the Securities Act).

(f)            The Investor will have available funds necessary to consummate the Initial Closing and any Subsequent Closing on the terms and conditions contemplated by this Agreement.

(g)           As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement cannot, or should not, be obtained.

(h)           Neither the Investor nor its affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the WLR Parties, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV

COVENANTS

4.1           Filings; Other Actions.  Each of the Investor and the Company will cooperate and consult with the other and use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, to perform covenants contemplated by this Agreement.  Each party shall execute and deliver both before and after the Initial Closing or Subsequent Closing, as the case may be, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, the Investor and the Company will each use its reasonable best efforts to promptly obtain or submit, as the case may be, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or competition or merger control laws of other jurisdictions, all notices to and, to the extent required by any Governmental Entity or by applicable law or regulation, consents, approvals or exemptions from the Governmental Entity, including the Insurance Regulatory Approvals and any post-closing regulatory approvals for the transactions contemplated by this Agreement, including, (1) prior to the Initial Closing, any approvals or expiration or termination of any applicable waiting period under the HSR Act or competition or merger control laws of other jurisdictions and Insurance Regulatory Approvals (other than post-closing regulatory approvals) or other approvals required prior to the Initial Closing, and (2) after the Initial Closing, the post-closing regulatory approvals.  Notwithstanding anything to the contrary in this Agreement, neither Investor nor its affiliates shall be obligated to make, or offer to make any divestiture of, or otherwise limit Investor’s or its affiliates’ freedom of action with respect to, Investor’s or its affiliates’ other assets or businesses presently owned or hereafter acquired.  Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Investor and the Company shall promptly furnish each other with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement, other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity.

4.2           Shareholder Approval.  At the 2008 annual general meeting of the Company’s shareholders, unless this Agreement has been terminated pursuant to Section 7.1, the Company shall include a proposal to obtain the approvals necessary to permit the issuance of the Subsequent Shares, the Reset Shares and the Pre-Emptive Shares, which meeting shall be the next annual meeting of the Company for the purpose of obtaining such approval.  The Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders approve the actions referenced above.  In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the Commission a preliminary proxy statement, shall use reasonable best efforts to solicit proxies for such shareholder approval and shall use reasonable best efforts to respond to any comments of the

Commission or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders.  The Company shall notify the Investor promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.  Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with the Investor prior to mailing any proxy statement, or any amendment or supplement thereto, to which the Investor reasonably objects.  The Board of Directors’ recommendation described in this Section 4.2 shall be included in the proxy statement filed in connection with obtaining such shareholder approval.  In the event that the shareholder approvals referred to above are not obtained at the 2008 annual general meeting, the Company shall be under no obligation to include a proposal to approve such issuance at any subsequent meeting, as long as the Company has complied with this Section 4.2.

4.3           Additional Information.  Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with the proxy statement in connection with such shareholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1           Voting Agreement.

(a)           The Investor acknowledges and agrees that all of the Securities purchased by it hereunder are “Controlled Shares” within the meaning of the Company’s Bye-Laws.  The Investor further acknowledges and agrees that the voting rights with respect to the Securities and any other Controlled Shares owned by the Investor shall be reduced so that the voting rights with respect to all such Controlled Shares will constitute less than 9.5% of the voting power of all issued and outstanding shares of the Company.  The Company’s Board of Directors shall apply the principles set forth in Bye-Laws 49-53 of the Company’s Bye-laws in making the adjustment described in this Section 5.1. For the avoidance of doubt, in applying the provisions of this Section 5.1 and Bye-Laws 49-53, a share may carry a fraction of a vote.

(b)           The Investor agrees to provide such information as the Company’s Board of Directors may reasonably request for the purpose of making the adjustments required under paragraph (a) above.

(c)           The Investor agrees to vote all Common Shares of the Company over which the Investor has voting control with respect to all matters, including without limitation the election and removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a written consent), solely in proportion with the votes cast by all holders of voting securities of the Company on any matter put before them.

5.2           Standstill Agreement.   (a) The Investor agrees that until the later of (i) the date on which the Investor and its affiliates beneficially own (as defined in Rule 13d-3 under the Exchange Act) Common Shares in an amount less than 10% of the Initial Shares and (ii) the date six months after any designee of the Investor ceases to be a director of the Company, without the prior written approval of the Company, the Investor will not, directly or indirectly, through its Affiliates or associates or any other persons, or in concert with any person:

(i)            acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

(ii)           make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(iii)          make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

(iv)          form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; or

(v)           publicly request the Company or any of its officers or directors, directly or indirectly, to amend or waive any provision of this Section 5.2.

(b)           The provisions of Section 5.2(a)(i) will not prohibit activities conducted in accordance with applicable securities law by or on behalf of Affiliates of the Investor which are (i) registered investment companies registered under the U.S. Investment Company Act of 1940, as amended, or registered investment advisors registered under the Investment Advisors Act of 1940, as amended, and (ii) not acting at the direction, directly or indirectly, or in coordination with the Investor or WLR.

(c)           If a third party announces an intent to seek to acquire more than 50% of the voting securities of the Company and the Company has publicly announced that its Board of Directors supports or does not oppose such effort, the restrictions set forth in Sections 5.2(a)(iii) and 5.2(a)(v) will automatically terminate.

5.3           Transfer Restrictions.

(a)           Investor agrees that it will not sell, transfer or hedge, directly or indirectly, its investment in the Company at any time at which it has material non-public information regarding the Company.

(b)           Except as otherwise permitted in this Agreement or with the written consent of the Company, the Investor will not Transfer any of the Securities acquired hereunder other than (i) in transactions exempt from registration under the Securities Act or (ii) pursuant to the Registration Statement in open market transactions or otherwise where the Investor reasonably believes that any transferee would not own more than 4.9% of the Common Shares of the Company then outstanding after the sale, transfer or disposition.

(c)           As of the date hereof, Investor does not intend to sell, transfer or hedge, directly or indirectly, Securities purchased hereunder within one year after the Initial Investment.

(d)           Notwithstanding paragraph (b) above, the Investor shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

(i)            Transfers to any Affiliate under common control with Investor’s ultimate parent entity, but only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); and

(ii)           Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any of its subsidiaries; provided that such transaction has been approved by the Board of Directors.

(e)           The restrictions on Transfers in Section 5.3 (b) will terminate should any of the following events occur:

(i)            receipt of the written consent of the Company releasing the Investor from the restrictions in Section 5.3(b);

(ii)           the Company materially breaches any of its covenants set forth in this Agreement; or

(iii)          the Company executes definitive documentation for a transaction that will result in or has resulted in a Change in Control or (B) the Board of Directors approves, recommends or accepts or there is shareholder approval of a transaction that in any case upon consummation will result in a Change in Control, or a Change in Control has been consummated.

(f)            For the avoidance of doubt, nothing contained herein shall prohibit the transfer by Investor of Common Shares in compliance with applicable law to a limited partner or comparable passive investor in Investor that receives Common Shares pursuant to a normal course distribution (including a winding up) pursuant to the constituent documents of Investor; subject to any such limited partner or passive investor that would receive Common Shares representing more than 4.9% of the Common Shares then outstanding has agreed in writing to be bound by the provisions of Sections 5.1, 5.2 and 5.3.

5.4           Reset Rights.

(a)           In the event the Company completes the sale, on or before the date which is six months after the Initial Closing Date or any Subsequent Closing Date, in one or a series of related transactions, of Common Shares (or securities convertible into, or exercisable, or exchangeable for, Common Shares) (“Additional Shares”) resulting in gross proceeds to the Company of $100 million or more (calculated on a cumulative basis over such six-month period) at a purchase, conversion or reference price per share (the “Reset Price”) less than the Initial Price, in the case of the Initial Shares, or less than the Drawdown Price, in the case of any Subsequent Shares, in each case adjusted as appropriate to reflect any intervening stock splits, stock dividends or comparable events, then the Company shall offer to sell to the Investor additional Common Shares (“Reset Shares”), which shall be deemed to be fully paid and non-assessable upon issuance, in an amount equal to the difference between (i) the number of Initial Shares or Subsequent Shares that would have been issued to the Investor at the Initial Closing or such Subsequent Closing had such Reset Price been used to determine the number of Initial Shares or Subsequent Shares to be issued at such Initial Closing or Subsequent Closing, as the case may be, minus (ii) the number of Initial Shares or Subsequent Shares, as the case may be, actually issued.  The purchase price per Reset Share shall be equal to the par value of such Reset Share.

(b)           In the case of a sale of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(c)           Notwithstanding the foregoing, the number of Reset Shares deliverable by the Company at any time pursuant to the foregoing paragraph shall be limited to the maximum number of Common Shares that may be issued without approval of the Company’s shareholders pursuant to Rule 312.03(c) of the NYSE Listed Company Manual taking into account the Initial Shares, any Subsequent Shares theretofore issued, any other Reset Shares theretofore issued and any Pre-Emptive Shares theretofore issued.

(d)           In the event the Company would otherwise be required under paragraph (a) above to offer to sell Reset Shares to the Investor but for paragraph (c) above (the Reset

Shares not offered are referred to as “Excess Reset Shares”), the Company shall pay to the Investors entitled to the Excess Reset Shares an amount in cash per Excess Reset Share equal to the closing price of a Common Share on the NYSE on the closing of the issuance of the related Additional Shares.  Any such amount shall be payable within two NYSE trading days  of the closing of the issuance of the related Additional Shares.

5.5           Preemptive Right.

(a)           In the event the Company completes the sale, other than sales pursuant to any stock option, stock purchase or similar employee benefit plan approved by the Company’s Board of Directors, (a “Pre-Emptive Sale”) on or before the date which is one year after the Initial Closing Date or any Subsequent Closing Date in one or a series of related transactions Additional Shares resulting in gross proceeds to the Company of $100,000,000 or more, the Company shall deliver to the Investor an offer (the “Offer”) to issue and sell to the Investor a number of Common Shares (the “Pre-Emptive Shares”) such that the Investor may maintain its relative Common Share ownership position in the Company, on a fully diluted basis.  The Offer shall state that the Company offers to issue and sell to the Investor the Pre-Emptive Shares and shall specify their number and terms (including purchase price, which shall be equal to the weighted average price in the Pre-Emptive Sale(s)).  The Offer shall remain open and irrevocable for a period of 30 days (the “Pre-Emptive Period”) from the date of its delivery.  For purposes of this Section 5.5, “relative Common Share ownership position” will be calculated as to all WLR Funds holding Securities in the aggregate and WLR will be entitled to allocate by written notice to the Company the aggregate preemptive rights of the Investor among the WLR Funds.

(b)           The Investor may accept the Offer by delivering to the Company a notice (the “Purchase Notice”) within the Pre-Emptive Period.  The Purchase Notice shall state the number (the “Pre-Emptive Number”) of Pre-Emptive Shares the Investor desires to purchase.

(c)           The issuance of any Pre-Emptive Shares shall be made on a business day, as designated by the Company, not less than 10 and not more than 30 days after expiration of the Pre-Emptive Period on terms and conditions consistent with this Section.

(d)           In the case of a sale of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(e)           Notwithstanding the foregoing, the number of Pre-Emptive Shares deliverable by the Company at any time pursuant to the foregoing paragraph shall be limited to the maximum number of Common Shares that may be issued without approval of the Company’s shareholders pursuant to Rule 312.03(c) of the NYSE Listed Company

Manual taking into account the Initial Shares, any Subsequent Shares theretofore issued, any other Reset Shares theretofore issued and any Pre-Emptive Shares theretofore issued.

(f)            The rights set forth in this Section 5.4 may not be assigned or transferred by the Investor.

5.6          Governance Matters.   (a)   With respect to each of the Company’s annual general meetings beginning in 2009, as long as the Investor beneficially owns Securities acquired hereunder with an initial aggregate purchase price of $250,000,000 or more, the Company’s nominating committee will nominate, and the Company’s board of directors will recommend to the Company’s shareholders, the election of Mr. Ross or, if Mr. Ross is no longer actively involved in the day-to-day operations of the Investor, a designee of the Investor reasonably acceptable to the Company’s nominating committee.

(b)           Mr. Ross (including any successor nominees) (the “Board Representative”) shall, subject to applicable law, be the Company’s and the Company’s Nominating and Governance Committee’s nominee to serve on the Company’s board of directors, the Company shall use all reasonable best efforts to have such person elected as a director of the Company and the Company shall solicit proxies for such person to the same extent as it does for any of its other nominees to the board of directors.

(c)           If the Investor no longer beneficially owns Securities acquired hereunder with an initial aggregate purchase price of $250,000,000 or more, the Investor will have no further rights under this Section 5.6.

5.7          Legend.  (a)  The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“(i)  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

(ii)  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF FEBRUARY •, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b)           Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so Transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

5.8          Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the Common Shares to be issued pursuant to this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the applicable Closing or date of issuance.

5.9          Expenses. Each of the parties will bear and pay all of the costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, provided that the Company will pay all HSR Act filing fees incurred to comply with this Agreement.  The Company agrees that the Board Representative, if any, shall be entitled to the same rights, privileges and compensation as the other members of the Company’s Board of Directors, including with respect to reimbursement for Board of Directors participation and related expenses.

ARTICLE VI

REGISTRATION RIGHTS

6.1          Registration on Form S-3.  The Company will agree to file a Registration Statement on Form S-3 (the “Registration Statement”) within 90 days of the Initial Closing covering the resale of the Initial Shares pursuant to Rule 415 under the Securities Act.  The Registration Statement shall be amended from time to time to add any Subsequent Shares, Reset Shares or Pre-Emptive Shares issued pursuant to this Agreement promptly after such issuance.  Upon filing the Registration Statement, the Company will keep such Registration Statement effective with the Commission at all times and any Registration Statement shall be re-filed upon its expiration, and shall cooperate in any shelf take-down by amending or supplementing the prospectus related to such Registration Statement as may be requested by the Investor or as otherwise required, until the Investor no longer holds Registrable Securities (as defined below); provided that the Investor shall not be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company senior management in accordance with the Company’s policies. The Company will pay all Registration Expenses incurred in connection with any Registration Statement.

6.2          Registrable Securities.  For purposes of this Agreement, “Registrable Securities” means (i) all Initial Shares, Subsequent Shares, Reset Shares and Pre-Emptive Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause by way of share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (x) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (y) they have been acquired by the Company or (z) they are able to be sold by the Investor without restriction as to volume or manner of sale pursuant to Rule 144(k) under the Securities Act and the Investor holds no more than 3% of the applicable class outstanding. In addition, for purposes of this Agreement, “Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

6.3          Underwritten Offerings.  If the Investor intends that the Registrable Securities covered by the Registration Statement shall be distributed by means of an underwritten offering, the Investor will so advise the Company.  In such event, the lead underwriter to administer the offering will be chosen by the Investor subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.

6.4          Registration Procedures.  In connection with the registration referred to in Section 6.1, Company shall use its reasonable best efforts to as expeditiously as possible:

(a)           prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority, Inc. and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Investor copies of all such documents proposed to be filed, which documents will be subject to review of the Investor;

(b)           prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously until the earlier of (i) the date that the securities covered by such Registration Statement cease to constitute Registrable Securities or (ii) when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act);

(c)           furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)            notify each seller of any Registrable Securities covered by such Registration Statement (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(g)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE or such other market on which the Common Shares are then listed or quoted, subject to official notice of issuance;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i)            enter into such customary agreements (including underwriting agreements and, subject to Section 6.9, lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Investor, the participating transferees or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five consecutive days or more than 10 days in any 365 day period);

(j)            make available for inspection by any seller of Registrable Securities and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

(k)           timely provide to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)            in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(m)          obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of any underwriting agreement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request; and

(n)           provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

6.5          Provision of Information.  As a condition to registering Registrable Securities, the Company may require the Investor holding Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

6.6          Registration Expenses.  Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and counsel (limited to one law firm) for the holders of the securities registered and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company.  The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.  The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by the Company and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

6.7          Participation Conditions.  (a)            The Investor may not participate in any registration hereunder that is underwritten unless such person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Investor (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such person will be required to sell more than the number of Registrable Securities that such person has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of the Investor or any transferee participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such person’s Registrable Securities.

(b)           Each person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(e), such person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such person receives copies of a supplemented or amended prospectus as contemplated by such Section 6.4(e). In the event the Company gives any such notice, the applicable time period mentioned in Section 6.4(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6.7(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 6.4(e).

6.8          Rule 144.  (a)        The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor or any transferee, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will use reasonable best efforts to take such further action as the Investor or any transferee may reasonably request, all to the extent required from time to time to enable such person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of the Investor or any transferee, the

Company will deliver to such person a written statement as to whether it has complied with such information requirements.

(b)           The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (x) otherwise permitted under the Securities Act, (y) the holder of such shares shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect, and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

6.9          Holdback. In consideration for the Company agreeing to its obligations under this Agreement, the Investor (and any transferee) agrees in connection with any registration of the Company’s securities (whether or not such person is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period (as defined below).  With respect to any underwritten offering of Registrable Securities covered by a registration pursuant to Section 6.1, the Company further agrees not to effect any public sale or distribution, or to file any Registration Statement covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, (other than with respect to awards pursuant to employee benefit plans and issuances of Common Shares upon exercise of any such awards) during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter; provided that notwithstanding anything to the contrary herein, the obligations under this Section 6.9 shall not apply during any twelve-month period for more than an aggregate of 90 days. “Holdback Period” means, with respect to any registered offering covered by this Agreement, (1) ninety days after and during the ten days before, the effective date of the related Registration Statement or, in the case of a takedown from a shelf registration statement, ninety days after the date of the prospectus supplement filed with the Commission in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the holder of Registrable Securities or (2) such shorter period as the Investor, the Company and the underwriter of such offering, if any, shall agree.

ARTICLE VII

TERMINATION

7.1          Termination. This Agreement shall be terminated (a) if the Initial Closing shall not have occurred prior to the date six months from the date of this Agreement, by either the Company or the Investor, (b) by mutual agreement of the Company and the Investor, (c) if any Governmental Entity shall have issued a nonappealable final judgment, injunction, order or decree that shall prohibit the Initial Closing or shall prohibit or restrict the Investor or its Affiliates from owning or voting any Securities, (d) by the Company upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after giving of notice to the Investor of such breach or failure) any covenant on the part of the Investor set forth in this Agreement, such that the closing conditions set forth in this Agreement would not be satisfied if such breach or failure existed or were continuing on the Initial Closing, as the case may be, (e) by the Investor upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after giving of notice to the Investor of such breach or failure) any covenant on the part of the Company set forth in this Agreement, such that the closing conditions set forth in this Agreement would not be satisfied if such breach or failure existed or were continuing on the Initial Closing, as the case may be, or (f) prior to the Initial Closing, by the Investor, if the Company shall, or agree to, execute definitive documentation that will result in or have resulted in a Change in Control, resolve to pursue a transaction through its Board of Directors that is contemplated by the Board of Directors to result in a Change in Control or have its Board of Directors approve, recommend or accept or enter into a transaction requiring approval by the Company’s shareholders of a transaction that in any case upon consummation will result in a Change in Control, or otherwise permit a Change in Control to be consummated.

7.2          Effects of Termination. In the event of any termination of this Agreement as provided in Section 7.1, this Agreement (other than Section 5.9 (except in the event of termination pursuant to Section 7.1(d) or 7.1(e)) and Article VIII, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that, notwithstanding Section 5.9, nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1          Survival. Each of the representations and warranties set forth in this Agreement shall survive the Initial Closing but only for a period of 1 year following the Initial Closing Date or, if a Subsequent Closing occurs, the last Subsequent Closing, and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.3(a) and 3.3(b) shall survive for the duration of any statutes of limitations applicable thereto.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

8.2          Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

8.3          Waivers. The conditions to each party’s obligation to consummate the Initial Closing or a Subsequent Closing, as the case may be, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4          Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

8.5          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

8.6          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.7          Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)     If to the Investor:

WL Ross & Co. LLC

1166 Avenue of the Americas

New York, New York  10036
Attention:  Wilbur L. Ross, Jr.

Facsimile:

      with a copy to (which copy alone shall not constitute notice):

Jones Day
222 East 41st Street
New York, New York 10017
Attention:	Robert A. Profusek
John K. Kane
Facsimile: (212) 755-7306

(b)     If to the Company:

Assured Guaranty Ltd.

30 Woodbourne Street

Hamilton. HM 08 Bermuda.

Attn:  James M. Michener, Esq.

Facsimile: (441) 296-1083

with a copy to (which copy alone shall not constitute notice):

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois  60606

Attention: Edward S. Best, Esq.

Facsimile: (312) 701-7711

8.8          Entire Agreement, Etc. This Agreement and the confidentiality letter, dated as of February 14, 2008, between the Company and the Investor, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided, however, that each WLR Fund that purchases Securities hereunder will be entitled to the benefits of this Agreement as it relates to such Securities upon such WLR Fund’s written assumption of the corresponding obligations hereunder.  This Agreement will be binding upon and will inure to the benefit of the successors and permitted assignees of the parties hereto.

8.9          Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

When used herein:

(a)           the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(b)           the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided that with respect to the Company, Affiliate shall not include ACE Limited or any of its subsidiaries.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(c)           the word “or” is not exclusive;

(d)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(e)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f)            “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(g)           “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(h)           all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement.

8.10        Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

8.11        Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.12        No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies.

8.13        Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

8.14        Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this

Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
	Name:	James M. Michener
	Title:	General Counsel and Secretary

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner

By:	WL Ross Group, L.P., its managing member

By:	El Vedado, LLC, its General Partner

By:	/s/ WILBUR L. ROSS, JR.
	Name:	Wilbur L. Ross, Jr.
	Title:	Managing Member

WLR Funds

WLR Recovery Fund III, L.P.

WLR/GS Master Co-Investment, L.P.

WLR IV Parallel ESC, L.P.

Any other investment fund managed by WLR.